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                                                                EXHIBIT 4.2(b)

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                        ADVANCED MICRO DEVICES, INC.

                                   ISSUER

                      11% Senior Secured Notes due 2003


                  ________________________________________

                        FIRST SUPPLEMENTAL INDENTURE

                        Dated as of January 13, 1999

                  ________________________________________


                   United States Trust Company of New York

                                   TRUSTEE





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                        FIRST SUPPLEMENTAL INDENTURE
                        ----------------------------

          FIRST SUPPLEMENTAL INDENTURE, dated as of January 13, 1999, by and between Advanced Micro Devices, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, as trustee (the "Trustee").

                                  RECITALS
                                  --------

          A. Pursuant to that certain Indenture (the "Indenture"), dated as of August 1, 1996 by and between the Company and the Trustee, the Company issued and sold $400,000,000 in aggregate principal amount of its 11% Senior Secured Notes due 2003 (the "Notes").

          B. The Company is considering divesting all or a portion of its interest in the programmable logic device ("PLD") business currently operated by Vantis Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Vantis"), through (i) the issuance of equity interests or other rights representing no more than 15% of the outstanding equity interests of Vantis to certain directors, officers, employees and other individuals providing services to Vantis (the "Potential Employee Issuance") and/or (ii) an initial public offering of Vantis common stock or the issuance or exchange of Vantis common stock in connection with a merger, sale or other disposition of Vantis (collectively with the Potential Employee Issuance, the "Potential PLD Divestment").

          C. The Indenture currently prohibits (i) the sale of 35% or less of the Company's equity interests in Vantis in connection with an initial public offering of Vantis, (ii) the Potential Employee Issuance, including the repurchase by the Company or Vantis of equity interests of Vantis issued pursuant thereto, (iii) the issuance or exchange of Vantis common stock in connection with a merger of Vantis without compliance with certain financial covenants set forth in the Indenture, and (iv) in most circumstances, the retention by the Company of equity interests in any former subsidiary without compliance with certain financial limitations set forth in the Indenture. The foregoing prohibitions (collectively, the "Original Divestment Covenants") would, in certain circumstances, prohibit or restrict the Potential PLD Divestment.

          D. The Company and the Trustee now desire to amend, modify and supplement the Indenture, in the respects hereinafter set forth, to specifically permit the Potential PLD Divestment without regard to the Original Divestment Covenants.

          E. In accordance with Section 9.02 of the Indenture, the holders of at least a majority in principal amount of the outstanding Notes have consented to the amendments to the Indenture set forth in this First Supplemental Indenture.

          NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants herein contained, the parties hereto make this First Supplemental Indenture intending to be legally bound hereby.

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          Section 1.   Incorporation of the Indenture.  Except as specifically
                       ------------------------------
amended hereby, the terms and conditions of the Indenture remain in full force and effect as if fully rewritten herein.

          Section 2.   Amendment to Section 1.01 of the Indenture.  Section
                       ------------------------------------------
1.01 of the Indenture is hereby amended by deleting the defined term "PLD Subsidiary" and inserting in lieu thereof the definition provided below:

          "PLD Subsidiary" means Vantis Corporation, a Delaware corporation ("Vantis"), any Subsidiary of the Company which holds all of the Equity Interests of Vantis, and any Subsidiary of either of the foregoing which operates the business (other than the bipolar programmable logic device business) operated by the Company's Programmable Logic Division as of the Issue Date.

          Section 3.   Amendment to Section 4.11 of the Indenture.  Section
                       ------------------------------------------
4.11 of the Indenture is hereby amended by deleting the text of said section in its entirety and inserting in lieu thereof the following text:

          The Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10(a) hereof and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company. Notwithstanding the foregoing, nothing in this Section 4.11 or any other provision of this Indenture shall in any way prohibit or restrict (x) the Company from selling more than 35% of its Equity Interest in any Wholly Owned Restricted Subsidiary other than the PLD Subsidiary in connection with the Initial Public Offering of such Wholly Owned Restricted Subsidiary, provided 100% of the net proceeds from such Initial Public Offering received by the Company are in the form of cash and all such proceeds are applied in accordance with Section 4.10(a) hereof, (y) the Company or any of its Wholly Owned Restricted Subsidiaries from selling or issuing Equity Interests or other rights in the PLD Subsidiary
  (I) in connection with the Initial Public Offering of the PLD Subsidiary, provided that 100% of the net proceeds from such Initial Public Offering received by the Company or any of its Subsidiaries are in the form of cash and all such proceeds are applied in accordance with Section 4.10(a) hereof, or
  (II) to directors, officers, employees, consultants and advisors of the PLD Subsidiary; provided that, in the case of this clause (y)(II), such Equity Interests or other rights shall represent no more than 15% of the outstanding Equity Interests of the PLD Subsidiary; Equity Interests or other rights issued or sold pursuant to this clause (y)(II) may, at the option of the Company or any of its

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  Subsidiaries, be repurchased, redeemed, acquired or retired for value by the
  Company or such Subsidiaries at any time and in any manner (including by means of an exchange for Equity Interests of the Company), or (z) the issuance and exchange of Equity Interests (other than Disqualified Stock) of the Company's PLD Subsidiary (as defined herein) in connection with the merger, sale, transfer, lease or other disposition of the PLD Subsidiary to, with or into any Person, provided the Company and the PLD Subsidiary or the Person surviving such a merger, sale, transfer, lease or other disposition shall enter into a new agreement substantially in the form of, or a written agreement affirming, the Wafer Fabrication Agreement by and between the Company and the PLD Subsidiary in effect during the full fiscal-quarter immediately preceding the announcement of such merger, sale, transfer, lease or other disposition of the PLD Subsidiary. Notwithstanding any other provision of this Indenture, Equity Interests (i) retained by the Company or any of its Subsidiaries in any former Subsidiary after any issuance, sale, exchange or other disposition permitted by this Section 4.11 or (ii) received by the Company or any of its Subsidiaries in connection with a merger, sale, transfer, lease or other disposition permitted by this Section 4.11, shall not be considered Investments under this Indenture.

          Section 4.   Counterparts.  This First Supplemental Indenture may be
                       ------------
executed on several counterparts, each of which shall be deemed an original but shall constitute one and the same instrument.

          Section 5.   Effectiveness.  This First Supplemental Indenture shall
                       -------------
become effective as of the date first written above.

          Section 6.   Headings.  The Section references herein are for
                       --------
convenience of reference only and shall not affect the construction hereof.


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                                 SIGNATURES
                                 ----------

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their duly authorized officers and attested, all as of the day and year first above written.



                        ADVANCED MICRO DEVICES, INC.


                        By:   /s/ Francis P. Barton
                           ------------------------
                        Name:  Francis P. Barton
                             -------------------
                        Title: Senior Vice President and Chief Financial Officer
                              --------------------------------------------------





                        UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                        By:  /s/ Louis P. Young
                           --------------------
                        Name:    Louis P. Young
                             ------------------
                        Title:  Vice President
                              ----------------


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